EXHIBIT 23.1





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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Videonics, Inc. on Forms S-8 (File Nos. 333-06665 and 333-21003) of our report dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of Videonics, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.


                                        Coopers & Lybrand L.L.P.







San Jose, California
March 30, 1998